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                                                                   EXHIBIT 10.10


                           SECOND AMENDMENT TO LEASE

        THIS AMENDMENT, made and entered into this 17th day of March, 1997, by and between CROWN WEST REALTY, L.L.C., hereinafter called "Lessor" and TELECT, INC., a Washington corporation, hereinafter called "Lessee."

                                    RECITALS

        THAT WHEREAS, on July 5, 1995, the Lessor and Lessee entered into an agreement of lease covering those certain premises, situated in the County of Spokane, the State of Washington, and more particularly described as follows:

               3808 North Sullivan Road, Buildings #5 and #12, within an organized industrial district called "Spokane Business & Industrial Park" Spokane, Washington, comprising approximately 56,000 and 60,000 square feet respectively (both buildings totaling 116,000 square feet), for a five year period commencing on the first day of October, 1995. Lessee then exercised a First Amendment to Lease for an additional 8,000 square feet in Building #12 on a month-to-month basis effective October 14, 1996.

        WHEREAS, the said Lessee now desires to lease an additional 28,000 square feet in the West Center Bay of Building #16 commencing April 1, 1997, and terminating September 30, 1997, at the same rental rate per square foot as Lessee is currently paying.

        NOW, THEREFORE, in consideration of the Premises and agreements herein contained, it is hereby agreed as follows:

        1. Additional Premises: 28,000 square feet in the West Center Bay of Building #16.

        2. Rent: Additional monthly rent shall be $5,533.00 commencing April 1, 1997.

        3. Term: The term of the additional Premises shall commence on April 1, 1997, and expire on September 30, 2000. Lessee will be responsible for 144,000 square feet of building space in the Spokane Business and Industrial Park through September 1997. Then, Lessee may at Lessee's option, reduce the square footage to 116,000 square feet; comprising of 88,000 square feet in Building #12 and 28,000 square feet in Building #16.

        4. Alterations: Lessor shall install, at Lessor's expense, (1) carpeting in the balance of the current office and approximately 900 square feet of expansion office in the West Center Bay of Building #16 to match the existing carpeting; (2) a new entry way into Building #16. Lessee shall pay Lessor up to $350.00 for the installation of a glass entry door.


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        EXCEPT for the new terms and conditions listed above, all other terms and conditions shall remain in full force and effect per the July 5, 1995, lease agreement.

        IN WITNESS WHEREOF, the said Lessor and Lessee have executed this amendment to lease in duplicate the day and year first written above.

LESSOR                                    LESSEE

CROWN WEST REALTY, L.L.C.                 TELECT, INC., a Washington corporation



By:                                       By:
   ---------------------------------         ---------------------------------
        Rob B. Gragg                             Harold D. Alexander
Its:    Asset Manager                     Its:   Senior Vice-President.


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